Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of

Tarantella, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement of Tarantella, Inc. on Form S-8 of our report dated October 23, 2000 relating to the financial statements and financial statement schedule of Tarantella, Inc. (formerly The Santa Cruz Operation, Inc.), which appears in the Annual Report on Form 10-K of Tarantella, Inc. for the year ended September 30, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

May 28, 2003